EXHIBIT 23.2


            The undersigned independent certified public accountant ("Expert") hereby consents to the incorporation by reference into the foregoing Registration Statement on Form S-8 of Treasury International, Inc. ("Registrant") of (1) Expert's July 30, 1996 report on the consolidated financial statements of Registrant as at, and for the years ended, January 31, 1996 and 1995, (2) Expert's April 9, 1995 report on the financial statements of J.J.A.M.P. Treasury International Corp. as at, and for the year ended, January 31, 1995, in each case as set forth in the effective Registration Statement of Registrant on Form 10-SB, as amended, SEC File No. 0-28514, and (3) Expert's report on the consolidated financial statements of Registrant set forth in all documents filed by Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the end of the fiscal year covered by such Form 10-SB Registration Statement and prior to the filing of a post-effective amendment to the foregoing Registration Statement which indicates that all securities offered thereby have been sold or which deregisters all such securities then remaining unsold.


                                    BROMBERG & ASSOCIATE


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